UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016 (December 19, 2016)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On December 19, 2016, Fred’s, Inc. (the “Company”) and its wholly-owned subsidiary, AFAE, LLC (“Buyer”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rite Aid Corporation (“Rite Aid”) and Walgreens Boots Alliance, Inc. (“Walgreens”), pursuant to which Buyer agreed to purchase 865 stores, certain intellectual property and other tangible assets (collectively, the “Assets”) and to assume certain liabilities for a cash purchase price of $950 million (the “Transaction”).

The initial closing of the Transaction is subject to preliminary approval of the Company or Buyer as a purchaser of the Assets by the U.S. Federal Trade Commission (the “FTC”) and the closing of the proposed acquisition of Rite Aid by Walgreens (the “Walgreens-Rite Aid Merger”). The initial closing of the Transaction is also subject to other closing conditions customary for transactions of this type, including the accuracy of representations and warranties and the performance of covenants, filings with or the receipt of regulatory approvals from certain state boards of pharmacy, and the absence of a material adverse effect on the stores being acquired. Following satisfaction of all closing conditions, the transfer of the Assets will occur in multiple subsequent closings as approval from the state boards of pharmacy is received with respect to stores in each subsequent closing.

Buyer and Rite Aid have each made customary representations and warranties in the Asset Purchase Agreement. Additionally, the Company and Buyer have agreed to various covenants and agreements in the Asset Purchase Agreement, including, among other things, to (i) use their reasonable best efforts to obtain all authorizations and approvals from governmental authorities, (ii) prepare and furnish all necessary information and documents reasonably requested by the FTC, (iii) use reasonable best efforts to demonstrate to the FTC that the Company or Buyer is an acceptable purchaser of, and will compete effectively using, the assets purchased in the Transaction, and (iv) reasonably cooperate with Walgreens and Rite Aid in obtaining all FTC approvals.  Rite Aid has also agreed to various covenants and agreements, including, to conduct its business at the acquired stores in the ordinary course during the period between the execution of the Asset Purchase Agreement and the closing of the Transaction, subject to certain exceptions.  In the event that the FTC requests revisions to the Asset Purchase Agreement, the parties agreed to negotiate in good faith to make such revisions.  To the extent the FTC requests that additional stores be sold, and Walgreens agrees to sell such stores, each of the Company and Buyer has agreed to buy those stores.

The Asset Purchase Agreement also includes mutual indemnification provisions subject to certain limitations, including time limitations, a minimum claim requirement, a deductible in respect of aggregated claims and a cap on recovery in respect of aggregated claims.  Walgreens has agreed to guaranty Rite Aid’s obligations to the extent they arise after the completion of the Walgreens-Rite Aid Merger, and the Company has agreed to guaranty Buyer’s obligations to the extent they arise after the date of the Purchase Agreement. Subject to and upon the occurrence of the initial closing, the Company, Buyer, Rite Aid and Walgreens have agreed to enter into a transition services agreement, pursuant to which Rite Aid and its affiliates will provide transitional services to Buyer for a period of twenty-four months following the initial closing, which term may be extended for an additional six months by Buyer.

The Asset Purchase Agreement also contains customary provisions governing circumstances under which Buyer, Rite Aid or Walgreens may terminate the Asset Purchase Agreement. Either Buyer, Rite Aid or Walgreens may terminate the Asset Purchase Agreement if the agreement governing the Walgreens-Rite Aid Merger is terminated or the Transaction is prohibited by government order.  Walgreens may also terminate the Asset Purchase Agreement if Buyer is not preliminarily approved by the FTC or any other necessary governmental entity as the purchaser of the Assets or if the Director of the Bureau of Competition of the FTC informs Walgreens in writing that the Director will not recommend approval of Buyer as purchaser of the Assets.  Each of Buyer and Walgreens may terminate the Asset Purchase Agreement by mutual written consent, if the initial closing of the Transaction does not occur on or before June 30, 2017 or if the other party breaches or fail to perform any of its representations, warranties, covenants, or other agreements which would, or would reasonably be expected to, result in a failure of such other party’s conditions to consummation of the Transaction and such other party does not cure such breach within a specified period.

Debt Commitment Letters

On December 19, 2016, the Company entered into a commitment letter (the “ABL Commitment Letter”) under which Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Regions Business Capital, a Division of Regions Bank (“Regions”) have agreed to underwrite and arrange committed financing in favor of the Company, as borrower, in the form of senior secured asset-based loan facility in an aggregate principal amount of up to $1.05 billion (the “ABL Facility”) for the purposes of financing the Transaction and the fees and expenses in connection therewith. The ABL Facility will consist of a $850 million senior secured asset-based revolving loan and letter of credit facility and a $200 million senior secured asset-based term loan available in a single draw 90 days after the initial closing.  The ABL Facility will be secured by (i) a first lien on substantially all of the Company’s assets, including prescription files, and (ii) a second lien on furniture, fixtures and equipment (the “ABL Loan Collateral”).  The funding of the ABL Facility under the ABL Commitment Letter is subject to a number of conditions, including the consummation of the Transaction in accordance with the Asset Purchase Agreement, the absence of a material adverse effect (as defined in the ABL Commitment Letter), the accuracy of certain specified representations and warranties, and other customary closing conditions.

On December 19, 2016, the Company entered into a commitment letter (the “Term Loan Commitment Letter” and, together with the ABL Commitment Letter, the “Debt Commitment Letters”) under which MLPFS, TPG Specialty Lending Inc., Crystal Financial LLC, Gordon Brothers Finance Company, LLC, Pathlight Capital LLC, Tennenbaum Capital Partners, LLC, and Great American Capital Partners, LLC  have agreed to underwrite and arrange committed financing in favor of the Company, as borrower, in the form of a term loan facility in an aggregate principal amount of up to $600 million (the “Term Loan Facility”), which will be secured by a first lien on certain real estate and equipment, and a second lien on the ABL Loan Collateral.  The funding of the Term Loan Facility under the Term Loan Commitment Letter is subject to a number of conditions, including the consummation of the Transaction in accordance with the Asset Purchase Agreement, the absence of a material adverse effect (as defined in the Term Loan Commitment Letter), the accuracy of certain specified representations and warranties, and other customary closing conditions.

The foregoing descriptions of the Asset Purchase Agreement and each of the Debt Commitment Letters do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as exhibits to the Company’s next periodic report.  When filed as exhibits, the copies of such agreements are intended to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 7.01. REGULATION FD DISCLOSURE.

On December 20, 2016, the Company issued a press release announcing the Transaction.  The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Transaction and the other transactions contemplated by the Asset Purchase Agreement, the Debt Commitment Letters and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the Transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement; (ii) the failure to satisfy the closing conditions set forth in the Asset Purchase Agreement, including receiving the FTC’s approval; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Transaction; (iv) the effect of the announcement of the Transaction on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally; (v) the risk that the businesses and acquired stores, as applicable, will not be integrated successfully; and (vi) the risk of litigation and/or regulatory actions related to the proposed transactions.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s public filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 and the Company’s subsequently filed periodic reports, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	99.1	Press Release of Fred's, Inc. dated December 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date:	December 20, 2016	By:	/s/ Rick Hans
		Name:	Rick Hans
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Press Release of Fred's, Inc. dated December 20, 2016.